Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-16555 of Crane Co. on Form S-8 of our report dated June 15, 2004 appearing in this Annual Report on Form 11-K of the ELDEC Corporation and Interpoint Corporation Deferred Income Plan for the year ended December 30, 2003.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

June 25, 2004